SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.      )
                   ------

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[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


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(Name of Registrant as Specified In Its Charter)


Federated Investors
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                           BLANCHARD GROUP OF FUNDS

                                Very Important

        ENCLOSED IS AN IMPORTANT PROXY STATEMENT AND PROXY VOTE CARD.

   THEY CONCERN THE PENDING CHANGE OF PORTFOLIO MANAGERS FOR YOUR BLANCHARD
                             GLOBAL GROWTH FUND.

                   PLEASE REVIEW AND CAST YOUR VOTE TODAY!

Dear Valued Shareholder,

     As you may be aware, there have been a number of exciting developments in regards to the Blanchard Group of Funds in recent months. One of the benefits has been that the management and Trustees have identified a number of changes which they feel will either enhance performance, reduce expenses or expand the services offered to Blanchard fund shareholders.

     I'm writing you today to inform you of a recommended change which affects your Blanchard Global Growth Fund.

     o Namely, the Board of Trustees has unanimously recommended that Mellon Capital Management Corporation (MCM) become the new portfolio manager of your Blanchard Global Growth Fund. In addition, the Board has recommended a change to certain of the Fund's policies to enhance investment efficiencies.

                         CONSISTENT PAST PERFORMANCE

     The reason for the proposed merger can be best summed up as follows:
After careful review, the Board has decided to recommend MCM because of the consistency of their long-term performance in the area of global investing, as well as the stability and quality of the organization and the individuals who make up MCM's investment team.

     MCM is the investment adviser to XX mutual fund portfolios with approximately $XX billion of assets. In addition, they manage approximately $XX billion for private account clients.

     o The Board considered the fact that MCM manages the EB Global Tactical Asset Allocation Fund with similar investment objectives as the Blanchard Global Growth Fund, and has achieved consistently higher average annual returns since its inception in August of 1991 than those of the Blanchard Global Growth Fund. Here is the comparison:

                           Average Annual Returns through 12/31/95

                           EB Global Tactical     Blanchard Global
                           Asset Allocation Fund  Growth Fund
                           Managed by MCM         (inception 6/1/86)
                           (inception 8/1/91)

1-year avg. annual return       24.27%               12.73%
2-year avg. annual return       11.77%                2.09%
3-year avg. annual return       17.47%                9.06%
4-year avg. annual return       10.12%                7.72%
Since inception                 11.62%                8.49%

     These consistent returns stem from MCM's investment philosophy and process. The Board believes that the stability in the MCM organization creates a high likelihood of extending their favorable record into the future, although past performance is not a guarantee of future performance.

                             INCREASED EFFICIENCY

     As the portfolio manager for the Blanchard Global Growth Fund, MCM will replace all of the existing sub-advisers to the Fund.

     To pursue the Fund's investment objective, MCM will employ portfolio strategies somewhat different than those currently employed. Here is a brief review of these recommended strategies:

     o MCM will continue to allocate the Fund's assets among the six strategic investment sectors described in the fund's current prospectus. The same maximum percentages set forth in the prospectus for sector allocations will apply, except that the maximum percentage which could be allocated to the precious metals securities sector will decrease from 65% to 25%.

     o MCM will allocate assets among sectors and make investment selections for each of the sectors. By combining the allocation and investment selection processes, MCM seeks to eliminate certain investment inefficiencies that resulted from the inability of the current sector managers to anticipate the percentage of Fund assets which the global allocation strategist would allocate to their respective sectors.

                       MORE ON MCM'S HIGHLY-DISCIPLINED
                          ASSET ALLOCATION STRATEGY
     Once MCM determines the expected return and volatility (risk) potential for each of the Fund's equity and fixed income sectors, they will attempt to overweight assets in those sectors which appear undervalued. In this way, they hope to enhance the Fund's overall return. They will use the following guidelines when making their investment selections in each sector:

     o U.S. EQUITIES. Invest in a diversified portfolio of U.S. common stocks selected to parallel the performance of the S&P 500 Index.

     o U.S. FIXED INCOME. Invest in a diversified portfolio of U.S. fixed income obligations rated Aa by Moody's or AA by Standard & Poor's, and selected to parallel the performance of the Lehman Long-Term Treasury Index.

     o FOREIGN EQUITIES. Invest in a diversified portfolio of common stocks selected to parallel the performance of individual country segments of the Morgan Stanley Index.

     o FOREIGN FIXED INCOME. Invest in a diversified portfolio of Foreign Government fixed income obligations which seeks to track the individual country segments of the Salomon Brothers World Government (5+) Bond Index.

     MCM may also invest Fund assets in the Precious Metals Securities sector and the Emerging Markets sector to further diversify portfolio holdings, protect against increases in inflation and enhance overall return. With respect to all sectors, MCM may utilize stock and bond futures and options, currency hedging, and other investment techniques as described in the current prospectus.

                       THE BOARD OF TRUSTEES RECOMMENDS
                           VOTING "FOR" THIS MERGER
     The Board of Trustees has unanimously voted to recommend that you vote "FOR" the change of portfolio manager for the Blanchard Global Growth Fund because of MCM's consistent past performance and the quality of their organization, as well as the potential for greater investment efficiencies.

     o ENCLOSED WITH THIS LETTER IS A PROXY AND A VOTING CARD. IT IS VERY IMPORTANT THAT YOU FILL OUT AND RETURN THE VOTING CARD ASAP. ONLY THEN CAN WE MOVE AHEAD WITH THE PROPOSED CHANGES.

     If the proxy is approved, MCM will become the manager of your Blanchard Global Growth Fund effective Month X, 1996.

     If a majority of shareholders do not return their votes, additional proxy statements must be sent out, costing money, as well as valuable time. In addition, as the meeting date approaches, the Investors' Services staff may call you to remind you to send in your proxy voting card. So, if you can, please take a few moments now to fill out and return the enclosed proxy voting card, while the materials is at hand.

     Before voting, please refer to the sections of the Blanchard Group of Funds prospectus which contain more complete details on investment objectives, management fees, risks and expenses of your Blanchard Global Growth Fund.

     If you have questions on the voting process, or on the proposed change of portfolio managers, please call 1-800-829-3863. A friendly and experienced Investors' Services representative will be standing by between 9:00 am and 5:30 p. EST on any business day.

     Thank you for taking the time to read this important letter. We hope to receive your proxy vote soon.

                                        Sincerely,

                                        The Blanchard Group of Funds

The Blanchard Group of Funds are distributed by Federated Securities Corp. and are advised by Virtus Capital Management, Inc.

(Box:) The Blanchard Group of Funds are not deposits, obligations of, or guaranteed by any bank or other financial institution, and are not insured by the FDIC or and Federal Agency. In addition, they involve risk, including possible loss of principal invested.



DISTRIBUTED BY
FEDERATED SECURITIES CORP.





                           [LOGO OF BLANCHARD FUNDS]



                           FEDERATED INVESTORS TOWER
                      PITTSBURGH, PENNSYLVANIA 15222-3779

                         BLANCHARD GLOBAL GROWTH FUND

       NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MAY   , 1996

  A Special Meeting of the shareholders of Blanchard Global Growth Fund, a portfolio of the Blanchard Funds, will be held at the Trust's principal offices at Federated Investors Tower, 19th Floor, Pittsburgh, Pennsylvania
15222-3779, at 2:00 p.m. May   , 1996, for the following purposes:

  (1) To approve a new sub-advisory contract between Virtus Capital Management, Inc. and Mellon Capital Management Corporation, a Delaware corporation, with regard to Blanchard Global Growth Fund;

  (2) To approve a change in certain of Blanchard Global Growth Fund's investment policies; and

  (3) To transact such further business as may properly come before the meeting or any adjournment thereof.

  The Board of Trustees has fixed March   , 1996, as the record date for
determination of shareholders entitled to vote at the meeting.

                                          By Order of the Trustees

                                           John W. McGonigle
                                               Secretary


                   SIGN, DATE AND RETURN THE ENCLOSED PROXY
                     PROMPTLY TO AVOID ADDITIONAL EXPENSE

------------------------------------------------------------------------------
-
| YOU CAN HELP THE TRUST AVOID THE NECESSITY OF SENDING FOLLOW-UP LETTERS TO
|
| ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE
|
| TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED
|
| PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL
|
| MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED
|
| STATES.
|
------------------------------------------------------------------------------
-



                           [LOGO OF BLANCHARD FUNDS]


                           FEDERATED INVESTORS TOWER
                      PITTSBURGH, PENNSYLVANIA 15222-3779

                                PROXY STATEMENT

  The enclosed proxy is solicited on behalf of the Board of Trustees (the "Board") of Blanchard Funds (the "Trust"), with respect to Blanchard Global Growth Fund (the "Fund"). The proxy is revocable at any time before it is voted by sending written notice of the revocation to the Trust, attention Secretary, or by appearing personally at the special meeting of shareholders ("Special Meeting"). The cost of preparing and mailing the notice of meeting, proxy card, this proxy statement and any additional proxy materials has been or is to be borne by the Trust. Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, or personal interview conducted by certain officers or employees of the Trust, of Virtus Capital Management, Inc. ("VCM") (the Trust's adviser), of Federated Services Company (the Trust's transfer agent), or of Federated Administrative Services (the Trust's administrator). In the event that the shareholder signs, dates and returns the proxy ballot but does not indicate a choice, the proxy attorneys will vote those shares in favor of the proposal.

  On March   , 1996, the Fund had outstanding        shares of beneficial
interest, each share being entitled to one vote. Only shareholders of record at the close of business on that date will be entitled to notice of and vote at the Special Meeting. A majority of the outstanding shares of the Fund, represented in person or by proxy, shall be required to constitute a quorum at the Special Meeting.

  The favorable vote of a majority, as defined in the Investment Company Act of 1940, of the outstanding voting securities of the Fund is required for the approval of the proposals to approve a new sub-advisory contract between VCM and Mellon Capital Management Corporation with regard to the Fund and to approve a change in certain of the Fund's investment policies. The vote of the holders of a majority (as so defined) of outstanding securities means (a) the vote of the holders of 67% or more of the shares present at the meeting, if the holders of more than 50% of the outstanding voting shares of the Fund are present or represented by proxy, or (b) the vote of the holders of more than 50% of the outstanding shares whichever is less. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Special Meeting for the purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.

  The Trust will provide, without charge and upon oral or written request, to each shareholder of the Fund, a copy of the Fund's annual report for the fiscal year ended April 30, 1995 and its semi-annual report for the sixth months ended October 31, 1995. Written or telephone requests for such documents should be directed to Signet Financial Services, Inc., 41 Madison Avenue, 24th Floor, New York, NY 10010, telephone 1-800-829-3863. The Board proposes to mail the enclosed notice of meeting, proxy card and this proxy statement on or about February 21, 1996.

                           NEW SUB-ADVISORY CONTRACT

BACKGROUND

  Currently, the Portfolio Advisers of the Fund are: Shufro Rose & Ehrman ("Shufro"), manager of the U.S. Equities Sector; Fiduciary International, Inc. ("Fiduciary"), manager of the Foreign Equities and Foreign Fixed Income Sectors; Investment Advisers, Inc. ("IAI"), manager of the U.S. Fixed Income Sector; Cavelti Capital Management, Ltd. ("Cavelti"), manager of the Precious Metals Securities and Bullion Sector; and Martin Currie, Inc. ("Currie"), manager of the Emerging Markets Sector (collectively, the "Current Advisers"). In addition, Fiduciary currently is Global Allocation Strategist of the Fund, responsible for determining what percentage of the Fund's total assets are to be allocated into the individual Sectors within the maximum percentages set forth in the Fund's prospectus.

  Virtus Capital Management, Inc. ("VCM"), which on July 12, 1995 succeeded to the business and assets of Sheffield Management Co. ("Sheffield"), is responsible for overseeing the Portfolio Advisers for all of the portfolios (the "Funds") of the Trust. VCM's ongoing responsibilities include: (i) providing or arranging for investment research and supervision of the investments of the Funds; (ii) selecting and evaluating the performance of the Funds' Portfolio Advisers (if any); (iii) selecting and evaluating the performance of the Funds' administrator; (iv) conducting or arranging for a continuous program of appropriate sale or other distribution and reinvestment of a Fund's assets. In addition, VCM is responsible for ultimately recommending to the Board whether Portfolio Advisers' contracts should be renewed, modified or terminated. VCM provides reports to the Board regarding the results of its evaluation and monitoring functions.

  Upon succeeding Sheffield as Manager of the Funds, VCM conducted a review of the investment objectives and strategies of the Funds. In November, 1995, VCM as a result of such review, reported to the Board of the Trust that it recommended that the sub-advisory agreements between VCM and each of the Current Advisers of the Fund be terminated and that a new sub-advisory agreement be entered into with Mellon Capital Management Corporation ("MCM"), as Portfolio Adviser.

  In selecting MCM as the new Portfolio Adviser for the Fund, the Board considered many factors. The most important of these factors was the consistency of MCM's long-term performance in the area of global investing and the stability and quality of the organization as well as the individuals that make up MCM's investment team. In selecting MCM, the Board recognized that MCM also manages approximately $2.4 billion for private account clients. The Board also considered the fact that the EB Global Tactical Asset Allocation Fund and EB Global Tactical Asset Allocation II Fund, which have investment objectives similar to those of the Fund, have since inception performed well relative to their designated benchmarks. These consistent returns stem from MCM's investment philosophy and process. Also, the Board believed that stability in the MCM organization creates a high likelihood of extending their favorable record into the future.




  The Board was informed by MCM that the portfolio manager for the Fund would be Charles J. Jacklin. Mr. Jacklin manages and develops global asset allocation strategies, and develops and implements MCM's value-added investment strategies. Prior to joining MCM, he served on the finance faculties of the Stanford University and University of Chicago Schools of Business. Mr. Jacklin has also served as Senior Staff Economist for Financial Markets and Banking for the President's Council of Economic Advisers, and had primary responsibility for all matters related to financial markets and banking. He has published a number of articles on finance and investment in academic research journals, and is an associate editor for the Review of Quantitative Finance and Accounting. Mr. Jacklin holds a Ph.D. in Finance from Stanford University.

  The terms of the New Sub-Advisory Contract are summarized below.

NEW SUB-ADVISORY CONTRACT

  A copy of the New Sub-Advisory Contract is attached as Exhibit 1. It is substantially similar to the forms of sub-advisory contracts currently in effect with respect to the Current Advisers.

  Under the terms of the New Sub-Advisory Contract, subject to the supervision of MCM and the Trust's Board, MCM will (i) manage the Fund's assets in accordance with the Fund's objective, policies and limitations as stated in the Trust's Prospectus and Statement of Additional Information; (ii) make investment decisions for the Fund; and (iii) place orders to purchase and sell securities.

  The New Sub-Advisory Contract provides that MCM shall pay all expenses incurred by it and its staff in connection with the performance of its services under the New Sub-Advisory Contract, including the payment of salaries of all officers and employees who are employed by it. VCM will pay MCM an annual fee not to exceed .375% of the Fund's average daily net assets up to $100 million; .35% on net assets between $100 million and $150 million; and .325% on net assets in excess of $150 million. The maximum annual aggregate of fees payable to the Current Advisers, as a group, equals approximately .38% of average daily net assets of the Fund. (The Trust pays VCM an annual fee not to exceed 1.00% of the Fund's average daily net assets up to $150 million; .875% on net assets between $150 million and $300 million; and .75% on net assets in excess of $300 million.)

  The New Sub-Advisory Contract provides that MCM shall not be liable for any error of judgment or mistake of law or for any loss suffered by VCM or the Trust in connection with the matters to which the New Sub-Advisory Contract relates, provided that nothing in the New Sub-Advisory Contract shall be deemed to protect or purport to protect MCM against any liability to VCM or the Trust to which MCM would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of MCM's reckless disregard of its obligation and duties under the New Sub-Advisory Contract.

  The New Sub-Advisory Contract will continue in effect for two years from the date of its execution, unless terminated, and may be continued from year to year thereafter by a majority of the Trustees, including a majority of the Trustees who are not interested Trustees. The New Sub-Advisory Contract would take effect upon the obtaining of shareholder approval.

  The Board, including the disinterested Trustees, has concluded that entry by the Fund into the New Sub-Advisory Contract would be in the best interest of the Fund and the Fund's shareholders.



The Board, including the disinterested Trustees, unanimously approved the New Sub-Advisory Contract for the Fund and recommended such contract for approval of the shareholders of the Fund at the meeting.

  If the Sub-Advisory Contract is not approved by the Fund's shareholders, the current agreements will continue in effect pending further consideration by the Fund's Board at the first Board meeting subsequent to the shareholder meeting, of such further action as they may deem to be in the best interests of the shareholders of the Fund.
  Approval of the New Sub-Advisory Contract requires the affirmative vote of:
(a) 67% or more of the shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy; or (b) more than 50% of the outstanding shares of the Fund, whichever is less.

MELLON CAPITAL MANAGEMENT CORPORATION

  MCM, established in 1983, provides investment advisory services to investment companies, pension plans, foundations, endowments and other institutions located both in the U.S. and abroad. As of September 30, 1995, MCM had over $40 billion of assets under management. MCM, a wholly owned indirect subsidiary of Mellon Bank Corporation, is located at 595 Market Street, Suite 3000, San Francisco, California 94105.

  MCM also serves as investment adviser to the Vanguard Asset Allocation Fund. The net assets of such investment company were $1,791,040,290 as of December 31, 1995. MCM receives a basic investment advisory fee from the Vanguard Asset Allocation Fund at an annual rate equal to .20% of such Fund's average daily net assets up to $100 million; and .15% on net assets in excess of $100 million, plus or minus an amount based on the performance of such Fund.

  The principal executive officer and directors of MCM are listed below. Unless otherwise indicated, the business address of each such individual is 595 Market Street, Suite 3000, San Francisco, California 94105.

                                   POSITION
             NAME                  WITH MCM         OTHER PRINCIPAL OCCUPATION
             ----                  --------         --------------------------
 William L. Shouse            Director            Officer of Mellon Bank, N.A.
 Thomas F. Loeb               Director, Chairman  Officer of Mellon Bank, N.A.
                              and Chief
                              Executive
                              Officer
 Robert M. Boyles             Director,           Officer of Mellon Bank, N.A.
                              President
                              and Chief
                              Operating
                              Officer
 Philip R. Roberts            Director            Executive Vice President of
 Mellon Bank, N.A.                                Mellon Bank, N.A.; Executive
 One Mellon Bank Center,                          Vice President of the Boston
   40th Floor                                     Company, Inc.; Executive Vice
 Pittsburgh, Pennsylvania                         President of Boston Safe
 15258                                            Deposit & Trust Co.

                                   POSITION
             NAME                  WITH MCM         OTHER PRINCIPAL OCCUPATION
             ----                  --------         --------------------------
 W. Keith Smith               Director            Director, Chairman and Chief
 Mellon Bank, N.A.                                Executive Officer of Boston
 One Mellon Bank Center,                          Safe Deposit and Trust
   40th Floor                                     Company; Chairman and Chief
 Pittsburgh, Pennsylvania                         Executive Officer of The
 15258                                            Boston Company, Inc.; Director
                                                  and Vice-Chairman of Mellon
                                                  Bank Corporation; Director and
                                                  Vice-Chairman of Mellon Bank,
                                                  N.A.; Director and Vice-
                                                  Chairman of The Dreyfus
                                                  Corporation.
 Christopher M. Condron       Director            Director, President and Chief
 The Boston Company                               Operating Officer of the
 One Boston Place, #024-014A                      Dreyfus Corporation; Chairman,
 Boston, Massachusetts 02108                      Chief Executive Officer and
                                                  Director of the Boston Company
                                                  Asset Management, Inc.; Vice
                                                  Chairman of Mellon Bank
                                                  Corporation; Vice Chairman and
                                                  Director of The Boston
                                                  Company, Inc.; President and
                                                  Director of Boston Safe
                                                  Deposit and Trust Company.
 Thomas B. Hazuka             Executive Vice      Officer of Mellon Bank, N.A.
                              President and
                              Chief Investment
                              Officer
 Brenda J. Oakley             Executive Vice      Officer of Mellon Bank, N.A.
                              President and
                              Chief Investment
                              Officer
 Mary C. Shovsi               Executive Vice      Officer of Mellon Bank, N.A.
                              President


THE BOARD OF TRUSTEES RECOMMENDS APPROVAL OF A NEW SUB-ADVISORY CONTRACT BETWEEN VIRTUS CAPITAL MANAGEMENT, INC. AND MELLON CAPITAL MANAGEMENT CORPORATION WITH RESPECT TO BLANCHARD GLOBAL GROWTH FUND.

CHANGES IN THE FUND'S INVESTMENT POLICIES

  If Proposal 1 is approved, and MCM is named sole Portfolio Adviser for the Fund to replace the five Current Advisers and the Global Association Strategist, the Fund will seek to achieve its investment objective by employing portfolio strategies somewhat different than those currently employed.



  MCM would continue to allocate the Fund's assets among the six strategic investment sectors described in the Fund's current prospectus, and in the same maximum percentages set forth in the prospectus, except that the maximum percentage which could be allocated to the Precious Metals Securities and Bullion Sector would decrease to 25% from 65% and the name of such Sector will be changed to the "Precious Metals Securities Sector" to reflect the fact that assets allocated to that Sector will no longer be invested in bullion, but will only be invested in Precious Metals Securities (as that term is defined in the Fund's current prospectus).

  Currently, each sector of the Fund is managed by a Sector Manager--i.e., the Current Advisers--and the Global Allocation Strategist determines what percentage of the Fund's total assets are to be allocated into the various "strategic investment sectors" from time-to-time. VCM has determined that the separation of the asset allocation function from the investment selection has resulted in inefficiencies because of the inability of the Sector Managers to anticipate percentages of assets to be allocated by the Global Allocation Strategist to their sectors from time-to-time. Accordingly, if MCM is approved by the shareholders as Portfolio Manager, MCM will both allocate Fund assets among sectors, and make investment selections for each of the Sectors.

  MCM will actively allocate Fund assets, through investments in the U.S. Equities, Foreign Equities, U.S. Fixed Income and Foreign Fixed Income Sectors, across the major debt and equity markets of the world, overweighting sectors that MCM believes are undervalued. MCM may also allocate Fund assets to the Precious Metals Sector and the Emerging Markets Sector to further diversify portfolio holdings, protect against increases in inflation and enhance overall returns. MCM will monitor currency exposure, and such exposure will be actively hedged as currencies become overvalued.

  Within the four U.S. and foreign equities and income sectors, MCM will use a highly disciplined process to determine the percentage of the Fund's assets which will be from time-to-time allocated among each U.S. and foreign country's markets, based upon MCM's assessment of the degree by which each such market is currently undervalued. (The foreign countries which will be included within the Foreign Equities and the Foreign Fixed Income Sectors are the following: Australia, Austria, Belgium, Canada, Denmark, France, Finland, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore/Malaysia, South Africa, Spain, Sweden, Switzerland and the United Kingdom. This list may be modified from time-to-time to conform to the list of countries included in the Morgan Stanley Capital International World Index [the "Morgan Stanley Index"]).

  In estimating the relative attractiveness of each asset class, MCM will take into account various factors. Common stocks will be evaluated using a "dividend-discount" model. This model provides an expected return of the relevant common stock index of each market in which the Fund may invest (i.e., the Standard & Poor's 500 Composite Stock Price Index [the "S&P 500 Index"] for the U.S. Equities Sector, and the separate country indexes comprising the Morgan Stanley Index for the Foreign Equities Sector) based upon earnings for companies whose stocks are included in such Indexes. The expected bond return is that expected to be produced by long-term bonds with credit risks similar to bonds rated Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation.



  Once expected return and volatility (risk) estimates are developed for each asset class within the four U.S. and foreign equity and fixed income sectors, MCM will attempt to identify apparent imbalances in the relative prices of the securities of each market, using a computer model.

  To implement its allocation strategy, MCM will invest in the following securities: (i) in the U.S. Equity Sector, MCM will invest in a diversified portfolio of common stocks which seeks to track the performance of the S&P 500 Index; (ii) in the U.S. Fixed Income Sector, MCM will invest in a diversified portfolio of U.S. fixed income obligations which seeks to track the performance of the Lehman Long-Term Treasury Index; (iii) in the Foreign Equities Sector, MCM will invest in a diversified portfolio of common stocks which seeks to track the performance of individual country segments of the Morgan Stanley Index; (iv) and in the Foreign Fixed Income Sector, MCM will invest in a portfolio of Foreign Government fixed income obligations which seeks to track the individual country segments of the Salomon Brothers World Government (5+) Bond Index.

  In addition, VCM may invest Fund assets in the Precious Metals Securities Sector and the Emerging Markets Sector, as described in the Fund's current prospectus (subject to the modifications described above with respect to the Precious Metals Securities Sector). Further, with respect to all Sectors, MCM may utilize any or all stock and bond futures and options, currency hedging, and other investment techniques described in the Fund's current prospectus.

  The approval of the proposed changes to the Fund's investment policies requires the affirmative of: (a) 67% or more of the shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy; or (b) more than 50% of the outstanding shares of the Fund, whichever is less.

THE TRUSTEES RECOMMEND THAT SHAREHOLDERS APPROVE THE PROPOSED CHANGES IN THE FUND'S INVESTMENT POLICIES.

PORTFOLIO TRANSACTIONS

  Subject to the supervision of the Board and VCM, decisions to buy and sell specific securities for a Fund are made by its Portfolio Adviser. The Portfolio Advisers are authorized, subject to most favorable price and execution, to place portfolio transactions with brokerage firms that provide assistance in the distribution of Fund shares and/or supply research. The Board has also authorized the Funds to allocate brokerage business to the Portfolio Advisers or an affiliated broker-dealer as well as to use the Distributor, on an agency basis, or affiliates thereof, to effect portfolio transactions which are executed on United States and foreign stock exchanges or which are traded in the over-the-counter market. The Funds have adopted certain procedures incorporating the standards of Rule 17e-1 of the 1940 Act, which require that the commissions paid to a Portfolio Adviser or the Distributor or to affiliated broker-dealers must be "reasonable and fair compared to the commission, fee, or other remuneration received, or to be received, by other brokers in connection with comparable transactions involving similar securities during a comparable period of time." From time to time, a Fund may purchase portfolio securities directly from dealers acting as principals, underwriters or market makers. As these transactions are usually conducted on a net basis, no brokerage commissions are paid by that Fund. Transactions are allocated to various dealers selected by VCM or the Portfolio Advisers primarily on the basis of prompt execution of orders at the most favorable prices. Transactions may be allocated based on the sale of the Funds' shares. Funds have determined that the foregoing arrangements are in the best interest of the Funds' shareholders. See "Portfolio Transactions" in each Fund's Statement of Additional Information for further information.

         OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

  While the Special Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the Board intends to present or knows that others will present is the business mentioned in the notice of meeting. If any other matters lawfully come before the Special Meeting, and as to all procedural matters at the meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the attorneys named therein, or their substitutes, present and acting at the Special Meeting.

  In the event that at the time any session of the Special Meeting is called to order, a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present, but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to the proposal. All such adjournments will require the affirmative vote of a majority of the Shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any such adjournment.

  To the best knowledge of the Trust, there were no beneficial owners of more
than 5% of the outstanding Shares of the Trust as of March   , 1996.

  If you do not expect to attend the Special Meeting, please sign your proxy and return it in the enclosed envelope to avoid unnecessary expense and delay. No postage is necessary.

                                          By Order of the Trustees

                                           John W. McGonigle
                                               Secretary




                               BLANCHARD FUNDS
                            SUB-ADVISORY AGREEMENT

  THIS AGREEMENT is made this 1st day of December, 1995 by and between VIRTUS CAPITAL MANAGEMENT, INC., a Maryland corporation (the "Manager"), and MELLON CAPITAL MANAGEMENT CORPORATION, a Delaware corporation (the "Portfolio Manager" or "MCMC") with respect to the following recital of fact:

                                    RECITAL

  WHEREAS, Blanchard Funds (the "Trust") is registered as an open-end, non-diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder; and

  WHEREAS, the Portfolio Manager is registered as an investment manager under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and
  WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

  WHEREAS, the Trust offers shares in one series called the Blanchard Global Growth Fund (such series, being referred to as the "Fund"); and

  WHEREAS, the Trust and the Manager have entered into an agreement of even date herewith to provide for management services for the Fund on the terms and conditions set forth therein (the "Management Agreement"); and

  WHEREAS, the Portfolio Manager proposes to render investment advisory services to the Manager in connection with the Manager's responsibilities to the Fund on the terms and conditions hereinafter set forth.

  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

  1. Investment Management. MCMC shall act as a Portfolio Manager for the Fund and shall, in such capacity, supervise the investment and reinvestment of the cash, securities or other properties comprising the Fund's portfolio, subject at all times to the direction of the Manager and the policies and control of the Trust's Board of Trustees. MCMC shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as Portfolio Manager.



  2. Investment Analysis and Implementation. In carrying out its obligation under paragraph 1 hereof, the Portfolio Manager shall:

      (a) use the same skill and care in providing such service as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      (b) obtain and evaluate pertinent information about significant developments and economics, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund's portfolio and whether concerning the individual issuers whose securities are included in the Fund's portfolio or the activities in which the issuers engage, or with respect to securities which the Portfolio Manager considers desirable for inclusion in the Fund's portfolio;

      (c) determine which issuers and securities shall be represented in the Fund's portfolio and regularly report thereon to the Trust's Board of Trustees;

      (d) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Trust's Board of Trustees; and

      (e) take, on behalf of the Fund, all actions which appear to the Trust and the Manager necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of securities for the Fund and the prompt reporting to the Manager of such purchases and sales.

  3. Broker-Dealer Relationships. The Portfolio Manager is responsible for decisions to buy and sell securities for the Fund's portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Portfolio Manager's primary consideration in effecting a security transaction will be its best efforts to execute at the most favorable price. In selecting a broker-dealer to execute each particular transaction, the Portfolio Manager will take the following into consideration: the net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion. Subject to the provisions of the Investment Company Act of 1940, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Fund to any affiliated broker-dealer or to such brokers and dealers who also provide research or statistical material, or other services to the Fund or the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine and the Portfolio Manager will report on said allocations regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor.

  4. Control by Board of Trustees. Any investment program undertaken by the Portfolio Manager pursuant to this Agreement, as well as any other activities undertaken by the Portfolio Manager on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Trustees of the Trust. The Manager shall provide the Portfolio Manager with written notice of all such directives, so long as this Agreement remains in effect.

  5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Portfolio Manager shall at all times conform to:

      (a) all applicable provisions of the 1940 Act; and

      (b) the provisions of the Registration Statement of the Trust under the Securities Act of 1933 and the 1940 Act; and

      (c) any other applicable provisions of state and federal law.

  6. Expenses. The Portfolio Manager shall maintain, at its expense and without cost to the Manager or the Fund, a trading function in order to carry out its obligations under subparagraph (e) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

  7. Delegation of Responsibilities. Upon request of the Manager and with the approval of the Trust's Board of Trustees, the Portfolio Manager may perform services on behalf of the Fund which are not required by this Agreement. Such services will be performed on behalf of the Fund and the Portfolio Manager's cost in rendering such services may be billed monthly to the Manager, subject to examination by the Manager's independent accountants. Payment or assumption by the Portfolio Manager of any Fund expense that the Portfolio Manager is not required to pay or assume under this Agreement shall not relieve the Manager or the Portfolio Manager of any of their obligations to the Fund or obligate the Portfolio Manager to pay or assume any similar Fund expense on any subsequent occasions.

  8. Compensation. For the services to be rendered and the facilities furnished hereunder, the Manager shall pay the Portfolio Manager a monthly fee at the annual rate of .375% of the Fund's average daily net assets up to $100 million; .35% on net assets between $100 million and $150 million; and .325 % on net assets in excess of $150 million. Compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Portfolio




Manager's compensation for the preceding month shall be made as promptly as possible after the end of each month.

  9. Non-Exclusivity. The services of the Portfolio Manager to the Manager are not to be deemed to be exclusive, and the Portfolio Manager shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this agreement are not impaired thereby.

  10. Term. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect for an initial term of two years, and shall remain in effect thereafter if approved in the manner set forth in Section 11 hereof.

  11. Renewal. Following the expiration of its initial two year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

      (a) (i) by the Trust's Board of Trustees or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); and

      (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a trustee of the Trust), by votes cast in person at a meeting specifically called for such purpose.

  12. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), or by the Manager or the Portfolio Manager, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate: (a) in the event of its assignment, the term "assignment" having the meaning defined in Section 2(a)(4) of the 1940 Act, or
(b) in the event that the Management Agreement between the Fund and the Manager shall terminate.

  13. Liability of the Portfolio Manager. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Portfolio Manager or its officers, directors or employees, or reckless disregard by the Portfolio Manager of its duties under this Agreement, the Portfolio Manager shall not be liable to the Manager, the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

  14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be 707 East Main Street, Suite 1300, Richmond, Virginia 23219, that of the Trust for this purpose shall be Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, and the address of the Portfolio Manager for this purpose shall be 595 Market Street, San Francisco, California 94105.
Attention: Charles Jacklin.


  15. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.


                                          MELLON CAPITAL MANAGEMENT
                                          CORPORATION

Attest:

                                          By
 ......................................
 ..................................
Title: Senior Vice President                 President


                                          VIRTUS CAPITAL MANAGEMENT, INC.

Attest:

                                          By
 ......................................
 ..................................
Title: Senior Vice President                 Senior Vice President
   E. Christian Goetz                        James R. Eads




BLANCHARD GLOBAL GROWTH FUND
FOR SPECIAL MEETING OF SHAREHOLDERS May  , 1996

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of BLANCHARD GLOBAL GROWTH FUND hereby appoint Patricia Conner, Patricia Godlewski, Suzanne Land, Gia Albanowski, and C. Grant Anderson, or any one of them true and lawful attorneys, with power of substitution of each, to vote all shares of BLANCHARD GLOBAL GROWTH FUND, which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on May , 1996, at Federated Investors Tower, Pittsburgh, Pennsylvania, at 2:00 P.M., and at any adjournment thereof.

Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this card. IF NO CHOICE IS INDICATED FOR ANY MATTER, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THE MATTER PRESENTED.
PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS


BLANCHARD GLOBAL GROWTH FUNDKEEP THIS PORTION FOR YOUR RECORDS
                          DETACH AND RETURN THIS PORTION ONLY

FOR   AGAINST  ABSTAIN1. To approve a new sub-advisory contract between
                         Virtus Capital Management, Inc. and Mellon Capital
----  -------  -------
                         Management Corporation, a Delaware corporation, with regard to Blanchard Global Growth Fund;.

FOR   AGAINST  ABSTAIN2. To approve a change in certain of Blanchard
                         Global Growth Fund's investment policies; and
----  -------  -------


FOR   AGAINST  ABSTAIN3. To transact such other business as may properly come before the meeting or any adjournment thereof.
----  -------  -------



Please sign EXACTLY as your name(s) appear below. When signing as attorney, executor, administrator, guardian, trustee, custodian, etc., please give full title as such. If a corporation or partnership, please sign the full name by an authorized officer or partner. If stock is owned jointly, all parties should sign.


SIGNATURE                SIGNATURE (JOINT OWNERS)            DATE